Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER AND CONSENT SOLICITATION

December 22, 2017 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (the “Company”) today announced the commencement of an exchange offer and consent solicitation related to its outstanding 10.000% Senior Secured Second Lien Notes due 2019 issued July 27, 2016 (the “Existing Notes”) and 10.000% Senior Secured Notes due 2019 issued July 2, 2014 (the “Stub Notes”).

The exchange offer and consent solicitation will be made, and the exchange consideration is being offered and will be issued, only to holders (1) who are (x) “qualified institutional buyers” (or “QIBs”), as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (y) “accredited investors” as defined in Regulation D (“Regulation D”) of the Securities Act, in each case, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation D and (2) outside the United States, who are not “U.S. persons”, as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S. The exchange offer and consent solicitation is not being made to holders of Existing Notes or Stub Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders who desire to obtain and complete an eligibility certification should contact the information agent for the exchange offer and consent solicitation, Epiq Corporate Restructuring, toll-free at (866) 897-6433 or via the following website: http://dm.epiq11.com/SAE. The exchange offer and consent solicitation will be made upon the terms and subject to the conditions set forth in the Company’s exchange offer memorandum and consent solicitation statement (the “Memorandum”) and related letter of transmittal and consent (the “Letter of Transmittal”), each dated December 22, 2017. In connection with the restructuring, the Company has also reached an agreement in principle to increase the face amount of its revolver to $20 million, which will allow the Company to, among other things, make the January 15 interest payment to holders of the Existing Notes and the Stub Notes on or prior to the close of the exchange offer, assuming consummation of the exchange offer.

If Existing Notes and Stub Notes in an aggregate principal amount of at least $86,239,643 are tendered and accepted for exchange by the Company in the exchange offer, the Company will issue 1,883,964 newly issued shares (the “New Common Shares”) of the Company’s common stock, 35,000 newly issued shares (the “Series A Preferred Shares”) of the Company’s Series A perpetual convertible preferred stock, 945,000 newly issued shares (the “Series B Preferred Shares”, and together with the Series A Preferred Shares, the “Preferred Shares”) of the Company’s Series B convertible preferred stock (which is mandatorily convertible into 20,542,196 shares of common stock upon receipt of the requisite stockholder approval), and 8,169,822 warrants (the “Series C Warrants”) to purchase 8,169,822 shares of common stock, subject to certain adjustments as provided in the Memorandum.

Concurrently with the exchange offer, the Company is soliciting consents from eligible holders of record of the Existing Notes (i) to adopt certain proposed amendments to the indenture under which the Existing Notes and the existing guarantees of such Existing Notes were issued and (ii) to release all of the collateral from the liens securing the Existing Notes. Holders of a majority of the principal amount of Existing Notes then-outstanding will be required to deliver such consents in order for the Company to adopt the proposed amendments. Holders of at least 66 2/3% of the principal amount of Existing Notes then-outstanding will be required to effect the collateral release. No additional consideration will be offered or paid for the delivery of the consents. As of the date of this announcement, there is outstanding approximately $85.0 million aggregate principal amount of Existing Notes.

Concurrently with the exchange offer, the Company is soliciting consents from eligible holders of record of the Stub Notes (i) to adopt certain proposed amendments to the indenture under which the Stub Notes and the existing guarantees of such Stub Notes were issued and (ii) to release all of the collateral from the liens securing the Stub Notes. Holders of a majority of the principal amount of Stub Notes then-outstanding will be required to deliver such consents in order for the Company to adopt the proposed amendments. Holders of at least 66 2/3% of the principal amount of Stub Notes then-outstanding will be required to effect the collateral release. No additional consideration will be offered or paid for the delivery of the consents. As of the date of this announcement, there was outstanding approximately $1.9 million aggregate principal amount of Stub Notes.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on January 24, 2018 (the “Expiration Time”), unless extended or earlier terminated by the Company in its sole discretion. The settlement date will occur promptly after the Expiration Time, which the Company expects to be within three business days of the Expiration Time, subject to all conditions to the exchange offer and consent solicitation having been satisfied or, where possible, waived by the Company (the “Settlement Date”). Except as otherwise described in the Memorandum, Existing Notes and Stub Notes may be withdrawn and consents revoked at any time on or prior to the Expiration Time, by following the procedures described in the Memorandum and the Letter of Transmittal, subject to the Restructuring Support Agreement.

In exchange for each $1,000 principal amount of Existing Notes plus accrued and unpaid interest from and including January 15, 2018 thereon or $1,000 principal amount of Stub Notes plus accrued and unpaid interest from and including January 15, 2018 thereon that are tendered by holders at or before the Expiration Time and accepted for exchange by the Company, holders will receive the “Exchange Consideration”, which consists of (i) 21.8457 New Common Shares, (ii) 0.4058 Series A Preferred Shares, (iii) 10.9578 Series B Preferred Shares and (iv) 94.7339 Series C Warrants, subject to certain adjustments as provided in the Memorandum.

The adoption of the proposed amendments and the consummation of the exchange offer and consent solicitation are subject to satisfaction or, where possible, waiver of certain conditions, including participation in the exchange offer by at least 95% of the outstanding principal amount of Existing Notes as of the Expiration Time. The consummation of the exchange offer is conditioned on, among other things, the consummation of the Existing Notes consent solicitation, and the consummation of the consent solicitation is conditioned on, among other things, the consummation of the exchange offer. The Company may terminate, amend or extend the exchange offer and consent solicitation.

The Company is making the exchange offer and consent solicitation only through, and pursuant to, the terms of the Memorandum and the Letter of Transmittal. None of the Company, the trustee for the Existing Notes, the trustee for the Stub Notes, the solicitation agent, the information agent, the exchange agent or any of their respective affiliates or employees makes any recommendation in connection with the exchange offer or consent solicitation. Each Holder must make its own decision as to whether to exchange its Existing Notes and Stub Notes and deliver consents and, if so, the principal amount of the Existing Notes and Stub Notes as to which action is to be taken.

The Company has not registered the New Common Shares, Preferred Shares, the Series C Warrants or the common stock issuable upon conversion of the Preferred Shares or exercise of the Series C Warrants under the Securities Act, or with any securities regulatory authority of any state or other jurisdiction. The New Common Shares, Preferred Shares, Series C Warrants or the common stock issuable upon conversion of the Preferred Shares or exercise of the Series C Warrants may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an offering or sale registered under, an exemption from or in a transaction not subject to the registration requirements of the Securities Act. The New Common Shares, Preferred Shares, Series C Warrants or the common stock issuable upon conversion of the Preferred Shares or exercise of the Series C Warrants are also subject to further restrictions on transfer as set forth in the Memorandum.

This press release is not an offer to sell the New Common Shares, Preferred Shares or the Series C Warrants or a solicitation of an offer to buy any of the Existing Notes or Stub Notes. The Company is making the exchange offer and consent solicitation only through, and pursuant to, the terms of the Memorandum and the Letter of Transmittal.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com